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Exhibit 99.1 Press Release

Friday, May 16, 2003

                              FOR IMMEDIATE RELEASE

CONTACT:        FARMERS NATIONAL BANC CORP.
                FRANK L. PADEN, PRESIDENT
                CANFIELD, OH 44406
                330-533-3341
                FAX 330-533-0451
                EMAIL: EXEC@FNBCANFIELD.COM


FARMERS NATIONAL BANC CORP. DECLARES SECOND QUARTER CASH DIVIDEND

CANFIELD, Ohio - Farmers National Banc Corp, (OTC BB: FMNB), the parent of Farmers National Bank, announced today that the Corporation's Board of Directors has declared a second quarter cash dividend of $.15 per share on its common stock, payable on June 30, 2003, to shareholders of record on June 13, 2003.

This cash dividend represents a 7.1% increase to $.15 per share from $.14 per share paid in June 2002.

The Corporation recently reported first quarter's earnings of $2.21 million or $.18 per share, compared to first quarter 2002 of $1.60 million or $.13 per share.

Farmers National Bank operates sixteen banking offices and ATMs throughout Mahoning, Trumbull and Columbiana counties. The bank offers a wide range of banking and investment services to companies and individuals, and maintains a website at www.fnbcanfield.com.